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                                                                   EXHIBIT 10.26

                             OFFICE/WAREHOUSE LEASE

        THIS LEASE, made this 11th Day of September, 2000, by and between Winton Industrial Center, Inc. (hereinafter referred as "Landlord"), and Aradigm Corporation, a California corporation (hereinafter referred to as "Tenant");

        WITNESSETH:

        1. LEASED PREMISES. Landlord hereby demises and leases to Tenant that certain space located at 2704 West Winton Avenue, Hayward, California, which space contains approximately 125,880 square feet which the northern section of Building #5 containing a total of 212,971 square feet, as more fully described on Exhibit "A", attached hereto and made a part hereof (hereinafter referred to as the "Premises"), plus the use of all common areas in and about Landlord's building, and the real estate thereunder (hereinafter referred to as the "Property").

        Tenant has inspected the Premises and accepts the same in its present "AS IS" condition, acknowledging that the Premises are in good order and satisfactory condition as of the date of Tenant's possession. Tenant further acknowledges that Landlord has made no representations to Tenant with respect to any alterations, repairs or improvements to be constructed within the Premises.

        2. USE. The Premises shall be used only for the purpose of general offices and/or receiving, storing, shipping materials and light manufacturing of products and merchandise made and/or distributed by Tenant. Outside storage including, without limitation, drop shipments, dock storage, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall obtain, at Tenant's sole cost and expense, any and all licenses and permits necessary for Tenant's contemplated use of the Premises. Tenant shall comply with all existing and future governmental laws, ordinances and regulations applicable to the use of the Premises, as well as all requirements of Landlord's insurance carrier. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or which would disturb or endanger any third-party tenants of the Property, or unreasonably interfere with such third-party tenants' use of their respective space. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant shall comply with all statutes, ordinances, rules, codes, regulations and requirements of any federal, state, municipal or other governmental or quasi-governmental authority with respect to any hazardous wastes (as such term is defined from time to time by any governmental or regulatory authority) which are stored, produced, manufactured, treated, or disposed of by Tenant within the Premises; and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all liabilities or claims by reason of any injury to persons or damage to property arising out of the discharge, disbursement, release, or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, hazardous wastes, liquid or gasses, waste materials or other irritants, contaminants or pollutants into or about the Premises or Property, which originate from any products stored, produced, manufactured, treated, or disposed of by Tenant within the Premises. The aforesaid indemnification and defenses shall survive the term of this Lease.

        3. COMMENCEMENT. The term of this Lease shall be five (5) years and three (3) months commencing on the 1st day of October, 2000, and expiring on the 31st day of December, 2005, both inclusive.

        4. RENT. Tenant shall pay the following Base Rent and Additional Rent (hereinafter collectively referred to as "Rent") during the term of this Lease, in advance, on the first day of each calendar month, or as otherwise set forth in this Lease, without setoff or deduction, at the office of Landlord. In the event any Rent is due for a partial calendar month or year, the Rent shall be equitably adjusted to reflect that portion of the lease term within such month or year. All accrued Rent shall survive the lease term.


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        (a) BASE. Tenant shall pay to Landlord, as Base Rent, the sum of Fifty
Nine Thousand One Hundred Sixty-Three and 60/100 Dollars ($59,163.60), payable in equal monthly installments of each month. The rent shall be adjusted annually based on the following schedule:

                                  RENT SCHEDULE

                 Period (Months)     Monthly Base Rent
                 ---------------     -----------------
                 01 - 12             $   59,163.60
                 13 - 24             $   61,681.20
                 25 - 36             $   64,198.80
                 37 - 48             $   66,716.40
                 49 - 63             $   69,234.00

        (b) ADDITIONAL. Tenant shall pay to Landlord, as Additional Rent, Tenant's pro rata share of the taxes, insurance and common area maintenance charges (as such terms are hereinafter defined) incurred by Landlord for and on behalf of the Property.

        (i) TAXES. Taxes shall include, without limitation, any tax, assessment, or governmental charge (herein collectively referred to as "Tax") imposed against the Property, or against any of Landlord's personal property located therein. Taxes, as herein defined, are predicated upon the present system of taxation in the state of California. Therefore, if due to a future change in the method of taxation any rent, franchise, use, profit or other tax shall be levied against Landlord in lieu of any Tax which would otherwise constitute a "real estate tax", such rent, franchise, use, profit or other tax shall be deemed to be a Tax for the purposes herein. In the event Landlord is assessed with a Tax which Landlord, in its sole discretion, deems excessive, Landlord may challenge said Tax or may defer compliance therewith to the extent legally permitted; and, in the event thereof, Tenant shall be liable for Tenant's pro rata share of all costs in connection with such challenge.

        (ii) INSURANCE. Insurance shall include, without limitation, premiums for liability, property damage, fire, workers compensation, rent and any and all other insurance (herein collectively referred to as "Insurance") which Landlord deems necessary to carry on, for, or in connection with Landlord's operation of the Property. In addition thereto, in the event Tenant's use of the Premises shall result in an increase of any of Landlord's Insurance premiums, Tenant shall pay to Landlord, upon demand, as Additional Rent, an amount equal to such increase in Insurance. Such payments of Insurance shall be in addition to all premiums of insurance which Tenant is required to carry pursuant to Paragraph 18 of this Lease.

        (iii) COMMON AREA MAINTENANCE. Common area maintenance charges (hereinafter referred to as "CAM") shall include without limitation:. the maintenance, repair and replacement, if necessary, of the downspouts, gutters and the non-structural portions of the roof; the paving of all parking facilities, access roads, driveways, sidewalks and passageways; trunk-line plumbing (as opposed to branch-line plumbing); common utilities and exterior lighting; landscaping; snow removal; fire protection; exterior painting and interior painting of the common areas of the Property; management fees; and all other expenses actually and reasonably incurred by Landlord for or on behalf of the Property. Notwithstanding the aforesaid, in no event shall CAM expenses include any expense chargeable to a capital account or capital improvement under generally accepted accounting principles as currently employed by Landlord; nor shall it include any expense for which Landlord is otherwise reimbursed or any leasing expenses (commissions, improvement costs), debt or ground lease payments.

        (iv) PAYMENT OF ADDITIONAL RENT. Landlord shall have the right to invoice Tenant monthly, quarterly, or otherwise from time to time, for Tenant's pro rata share of the actual Taxes, Insurance and CAM expenses payable by Tenant under this Lease; and Tenant shall pay to Landlord, as Additional Rent, those amounts for which Tenant is invoiced within thirty (30) days after receipt of said invoice.



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        Alternatively, at Landlord's election, Landlord shall have the right to invoice Tenant monthly for Tenant's pro rata share of such expenses, as reasonably estimated by Landlord. Any monies paid in advance to Landlord by Tenant shall not accrue interest thereon. At the end of each calendar year or property fiscal year, Landlord shall deliver a statement to Tenant setting forth the difference between Tenant's actual pro rata share of Taxes, Insurance and/or CAM expenses and the total amount of monthly payments, paid by Tenant to Landlord. Tenant shall thereafter pay to Landlord the full amount of any difference between Tenant's actual obligation over the total amount of Tenant's estimated payments, within thirty (30) days after receipt of said statement; conversely, in the event Tenant's estimated payments exceed Tenant's actual obligation, Landlord shall either refund the overpayment to Tenant or credit said overpayment against Tenant's monthly obligation in the forthcoming year.

        For purposes of this Lease, Tenant's pro rata share is hereinafter defined as a fraction, the numerator of which shall be the square footage of the Premises, and the denominator of which shall be the square footage of the rentable area of the Property, which pro rata share is hereby agreed to be equal to 15.2%. In the event this Lease expires on a date other than the end of a billing period, Tenant's obligation with respect to any amounts owed to Landlord shall survive the expiration of the lease term, and shall be invoiced to Tenant when the same have been accurately determined or, at Landlord's option, such amounts shall be reasonably estimated by Landlord to reflect the period of time the Lease was in effect during such billing period.

        Landlord shall maintain complete and accurate records of all Taxes, Insurance and CAM expenses incurred in connection with the Property. Tenant shall have the right to inspect such records at Tenant's sole cost and expense, at the office of Landlord's managing agent during said agent's normal business hours, upon five (5) days prior written notice. Landlord shall not be obligated to provide Tenant with detailed summaries or receipts for any expenses incurred by or on behalf of the Property; but Landlord shall provide Tenant with one or more statements setting forth such expenses, categorized by class and amount. Notwithstanding the aforesaid, unless Tenant asserts specific errors within ninety (90) days after receipt of any invoice, or year-end statement, it shall be deemed that said invoice, or year-end statement, is correct.

        5. LATE CHARGE. In the event Tenant is late in the payment of any Rent or other charge due Landlord, Tenant shall be assessed a late charge for Landlord's increased administrative expenses, which late charge shall be equal to five percent (5%), per month, of all outstanding amounts owed Landlord. Landlord shall provide Tenant with a written notice of the delinquency. However, such notice will notify Tenant only and not preclude Landlord from charging the Tenant with a Late Charge for any outstanding amounts owed Landlord.

        6. UTILITIES. Landlord agrees to supply water, gas, electricity and sewer connections to the Premises. Tenant shall pay for all gas, electricity, water and sewer used by Tenant within the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and Tenant shall be liable for all maintenance and equipment with respect to the continued operation thereof including, without limitation, all electric light bulbs, tubes and starters. In no event shall Landlord be liable for any interruption or failure of any utility servicing the Property unless caused by the act, omission or neglect of Landlord or its employees or contractors.

        7. LANDLORD'S REPAIRS AND MAINTENANCE. Landlord, at Landlord's sole cost and expense, shall maintain, repair and replace, if necessary, the structural portions of the roof and the exterior walls. Notwithstanding the aforesaid, in the event any such maintenance or repairs are caused by the negligence of Tenant or Tenant's employees, agents or invitees, Tenant shall reimburse to Landlord, as Additional Rent, the cost of all such maintenance and repairs within thirty
(30) days after receipt of Landlord's invoice for same. For purposes of this Paragraph, the term "exterior walls" shall not include windows, plate glass, office doors, dock doors, dock bumpers, office entries, or any exterior improvement made by Tenant. Landlord reserves the right to designate all sources of services in connection with Landlord's obligations under this Lease. Tenant hereby grants to Landlord the right to enter upon the Premises, at reasonable times, and upon reasonable notice, except in emergencies exclusively determined by Landlord, for the



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purpose of making inspections and/or repairs. Tenant shall have the duty to periodically inspect the Premises and notify Landlord should Tenant observe a need for repairs or maintenance of any obligation to be performed by Landlord under this Lease. Upon receipt of Tenant's notice, Landlord shall have a reasonable period of time to make such repairs or maintenance; however, it is expressly understood that Landlord's liability with respect to the failure or delay to make any such repairs or maintenance shall be limited to the cost of such repairs or maintenance.

        8. TENANT'S REPAIRS AND MAINTENANCE. Tenant, at Tenant's sole cost and expense, shall have the affirmative duty to periodically inspect, maintain, service, repair and replace, if necessary, all portions of the Premises which are not expressly the responsibility of Landlord including, but not limited to, any windows, plate glass, office doors, dock doors, office entries, interior walls and finish work, floors and floor coverings, water heaters, electrical systems and fixtures, sprinkler systems, dock bumpers, branch plumbing and fixtures, and pest extermination. In addition thereto, Tenant shall keep the Premises and the dock area servicing the Premises in a clean and sanitary condition, and shall keep the common parking areas, driveways and loading docks free of Tenant's debris. Tenant shall not store materials, waste or pallets outside of the Premises, and shall timely arrange for the removal and/or disposal of all pallets, crates and refuge owned by Tenant which cannot be disposed of in the dumpster servicing the Property.

        Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the date Tenant takes possession of the Premises. Notwithstanding the aforesaid, Landlord shall have the option to enter into a regularly scheduled preventative maintenance/service contract on items for and on behalf of Tenant. Such contract may include, without limitation, all services suggested or recommended by the equipment manufacturer in the operation and maintenance of such system. In the event Landlord elects such option, Tenant shall reimburse to Landlord, as Additional Rent, Tenant's share of Landlord's costs in connection with said contract, as well as Landlord's actual costs of repair and maintenance of the HVAC system.

        Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord in substantially the same condition as when received, reasonable wear and tear excepted. Tenant shall perform all repairs and maintenance in a good and workmanlike manner, using materials and labor of the same character, kind and quality as originally employed within the Property; and all such repairs and maintenance shall be in compliance with all governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord's insurance carrier. In the event Tenant fails to properly perform any such repairs or maintenance within a reasonable period of time, Landlord shall have the option to perform such repairs on behalf of Tenant, in which event Tenant shall reimburse to Landlord, as Additional Rent, the costs thereof within thirty (30) days after receipt of Landlord's invoice for same.

        9. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises or Property without the prior written consent of Landlord. Notwithstanding the aforesaid, Tenant, at Tenant's sole cost and expense, may install such trade fixtures as Tenant may deem necessary, so long as such trade fixtures do not penetrate or disturb the structural integrity and support provided by the roof, exterior walls or subfloors. All such trade fixtures shall be constructed and/or installed by contractors approved by Landlord, in a good and workmanlike manner, and in compliance with all applicable governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord's insurance carrier.

        Upon the expiration or earlier termination of this Lease, Tenant shall remove all trade fixtures and any other alterations, additions or improvements installed by Tenant within the Premises; and, upon such removal, Tenant shall restore the Premises to a condition substantially similar to that condition when received by Tenant. However, notwithstanding the aforesaid, upon Landlord's written election, such alterations, additions and improvements shall revert to Landlord and shall remain within the Premises. In no event shall Landlord have any right to any of Tenant's trade fixtures; and, except as otherwise set forth



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in this Lease, Tenant may remove such trade fixtures upon the termination of this Lease, provided Tenant repairs any damage caused by such removal.

        10. DESTRUCTION. If the Premises or the Property are damaged in whole or in part by casualty so as to render all or a substantial portion of the Premises untenantable, and if the damages cannot be repaired within one hundred eighty
(180) days from the date of said casualty, this Lease shall terminate as of the date of such casualty at the election of either party. If such damage can be repaired within said one hundred eighty (180) days, and Landlord does not elect within sixty (60) days after the date of such casualty to repair same, then either party may terminate this Lease by written notice served upon the other. In the event of any such termination, the parties shall have no further obligations to the other, except for those obligations accrued through the effective date of such termination; and, upon such termination, Tenant shall immediately surrender possession of the Premises to Landlord. Should Landlord elect to make such repairs, this Lease shall remain in full force and effect, and Landlord shall proceed with all due diligence to repair and restore the Premises to a condition substantially similar to that condition which existed prior to such casualty. In the event the repair and restoration of the Premises extends beyond one hundred eighty (180) days after the date of such casualty due to causes beyond the control of Landlord, this Lease shall remain in full force and effect, and Landlord shall not be liable therefor; but Landlord shall continue to complete such repairs and restoration with all due diligence. Tenant shall not be required to pay any Rent for any period in which the Premises are untenantable. In the event only a portion of the Premises are untenantable, Tenant's Rent shall be equitably abated in proportion to that portion of the Premises which are so unfit. However, there shall be no Rent abatement if said damage is due to the fault or negligence of Tenant or Tenant's agents, employees or invitees.

        11. INSPECTION. Landlord shall have the right to enter and inspect the Premises at any reasonable time for the purpose of ascertaining the condition of the Premises, or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. In addition thereto, during the last six (6) months of the lease term, Landlord shall have the right to enter the Premises at any reasonable time for the purpose of showing the Premises to prospective third-party tenants; and, during said six (6) months, Landlord shall have the right to erect on the Property and/or Premises suitable signs indicating that the Premises are available for lease.

        Tenant shall give Landlord thirty (30) days written notice prior to Tenant vacating the Premises, for the purpose of arranging a joint inspection of the Premises with respect to any obligation to be performed therein by Tenant including, without limitation, the necessity of any repair or restoration of the Premises. In the event Tenant fails to notify Landlord of such inspection, Landlord's inspection after Tenant vacates shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

        12. SIGNS. Tenant shall not place or permit any signs, lights, awnings or poles in or about the Premises or the Property, other than the standard building signage as per Landlord specifications, without the prior written consent of Landlord; nor shall Tenant change the uniform architecture, paint, landscape, or otherwise alter or modify the exterior of the Property without the prior written consent of Landlord.

        13. SUBLETTING AND ASSIGNING. Tenant shall not assign or sublet the Premises, or any portion thereof, nor allow the same to be used or occupied by any other person or for any other use than herein specified, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. For purposes of this Paragraph, the transfer of any majority interest in any corporation or partnership shall be deemed to be an assignment of this Lease. In the event Landlord consents to any sublease or assignment, the same shall not constitute a release of Tenant from the full performance of Tenant's obligations under this Lease. Notwithstanding the above, Tenant may assign or sublease this Lease without Landlord's consent to any entity affiliated with Tenant or which succeeds to Tenant's interest by way of merger, stock or asset sale or as a result of a non-bankruptcy reorganization (a "Permitted Transferee"). Tenant shall provide written notice of such assignment and the new entity or Assignee shall have equal or greater creditworthiness as the original Tenant. In the event of a sublease, Landlord shall receive 50% of any net profit after deducting costs for tenant improvements, lease



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commission and legal costs associated with the sublease. Further, in the event of any such sublease or assignment, Tenant shall reimburse Landlord for all reasonable attorneys' fees in connection with reviewing and/or drafting any appropriate documents to effect such transfer of Tenant's interests.

        14. DEFAULT. This Lease and Tenant's right to possession of the Premises is made subject to and condition upon Tenant performing all of the covenants and obligations to be performed by Tenant hereunder, at the times and pursuant to terms and conditions set forth herein. If Tenant should fail to pay any Rent or other charge when the same is due, or if Tenant should fail to perform any other obligation to be performed by Tenant within the time or times set forth herein, Tenant shall be in Default under this Lease. In the event any Default shall continue for five (5) days after receipt of written notice from Landlord, or if Tenant makes an assignment for the benefit of creditors, vacates or abandons the Premises for more than thirty (30) days, files or has filed against it a petition in bankruptcy, has a receiver, trustee or liquidator appointed over a substantial portion of its property, or is adjudicated insolvent, Landlord may either (a) terminate this Lease, or (b) enforce the remedy described in California Civil Code Section 1951.4. In either event, Landlord shall have the right to dispossess Tenant, or any other person in occupancy, together with their property, and re-enter the Premises. Upon such re-entry, Tenant shall be liable for all expenses incurred by Landlord in recovering the Premises, including, without limitation, clean-up costs, legal fees, removal, storage or disposal of Tenant's property, and restoration costs.

        In the event Landlord elects to terminate this Lease, all Rent through the effective date of termination shall immediately become due, together with any late fees payable to Landlord and the aforesaid expenses incurred by Landlord to recover possession, plus an amount equal to all tenant concessions granted to Tenant including, but not limited to, free or reduced rent, all tenant finish constructed within the Premises, or any contribution paid to Tenant in lieu thereof.

        Landlord shall use reasonable efforts to mitigate its damages and relet the Premises upon terms and conditions satisfactory to Landlord; however, Landlord shall have no duty to prioritize the reletting of the Premises over the leasing of other vacant space within the Property. Tenant shall remain liable for all past due Rent and late fees, plus the aforesaid expenses incurred by Landlord to recover possession of the Premises. In addition, Tenant shall be liable for all Rent thereafter accruing under this Lease, payable at Landlord's election: (a) monthly as such Rent accrues, in an amount equal to the Rent payable under this Lease less the rent (if any) collected from any reletting, or
(b) in a lump sum within thirty (30) days after Landlord repossesses the Premises, in an amount equal to the total Rent payable under this Lease for the unexpired term, discounted at the rate of six percent (6%), per annum. In the event the Premises are relet, Tenant shall also be liable for all costs of reletting, including, without limitation, any brokers fees, legal fees, and/or tenant finish required to be paid in connection with any reletting.

        No payment of money by Tenant after the termination of this Lease, service of any notice, commencement of any suit, or after final judgment for possession of the Premises, shall reinstate this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord's consent is required. Tenant shall pay all costs and attorney's fees incurred by Landlord from enforcing the covenants of this Lease. Should Landlord elect not to exercise its rights in the event of a Default, it shall not be deemed a waiver of such rights as to subsequent Defaults.

        15. HOLDOVER. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, without demand, in as good condition as when delivered to Tenant, reasonable wear and tear and casualty excepted. If Tenant shall remain in possession of the Premises after the termination of this Lease, and hold over for any reason, Tenant shall be deemed guilty of unlawful detainer; or, at Landlord's election, Tenant,shall be deemed a holdover tenant and shall pay to Landlord monthly Rent equal to one hundred fifty percent (150%) of the Base Rent payable hereunder during the last month prior to any such holdover, as well as any other damages incurred by Landlord as a result of such holdover. Should any of Tenant's property remain within the Premises after the termination of this Lease, it shall be deemed abandoned, and Landlord shall have the right to store or dispose of it at Tenant's cost and expense.



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        16. RIGHT TO CURE TENANT'S DEFAULT. In the event Tenant is in Default under any provision of this Lease, other than for the payment of Rent, and Tenant has not cured same within ten (10) days after receipt of Landlord's written notice, Landlord may cure such Default on behalf of Tenant, at Tenant's expense. Landlord may also perform any obligation of Tenant, without notice to Tenant, should Landlord deem the performance of same to be an emergency. Any monies expended by Landlord to cure any such Default(s), or resolve any deemed emergency shall be payable by Tenant as Additional Rent. If Landlord incurs any expense, including reasonable attorney's fees, in prosecuting and/or defending any action or proceeding by reason of any emergency or Default, Tenant shall reimburse Landlord for same, as Additional Rent, with interest thereon at thirteen percent (13%) annually from the date such payment is due Landlord.

        17. HOLD HARMLESS. Landlord shall not be liable to Tenant for any damages to the Premises or the Property, nor for any damages to Tenant on or about the Property, nor for any other damages arising from the action or negligence of Landlord, Tenant, co-tenants or other occupants of the Property; and Tenant hereby releases, discharges and shall indemnify, hold harmless and defend Landlord, at Tenant's sole cost and expense, from all losses, claims, liability, damages, and expenses (including reasonable attorney's fees) ("Claims") due to any damage or injury to persons or property of the parties hereto or of third persons, caused by Tenant's use or occupancy of the Premises, Tenant's breach of any covenant under this Lease, or Tenant's use of any equipment, facilities or property in, on, or adjacent to the Property except, in each case, to the extent any such Claims are a result of the negligence of Landlord or its contractors. In the event any suit shall be instituted against Landlord by any third person for which Tenant is hereby indemnifying and holding Landlord harmless, Tenant shall defend such suit at Tenant's sole cost and expense with counsel reasonably satisfactory to Landlord; or, in Landlord's discretion, Landlord may elect to defend such suit, in which event Tenant shall pay Landlord, as Additional Rent, Landlord's costs of such defense.

        18. CONDEMNATION. If the whole or any part of the Property or the Premises shall be taken in condemnation, or transferred by agreement in lieu of condemnation, either Tenant or Landlord may terminate this Lease by serving the other party with written notice of same, effective as of the taking date; provided in the case of termination by Tenant that the Premises (or the remaining portion thereof) may no longer be adequately used for the purpose set forth in Paragraph 2 of this Lease. If neither Tenant nor Landlord elect to terminate this Lease as aforesaid, then this Lease shall terminate on the taking date only as to that portion of the Premises so taken, and the Rent and other charges payable by Tenant shall be reduced proportionally. Landlord shall be entitled to the entire condemnation award for all realty and improvements. Tenant shall only be entitled to an award for Tenant's fixtures, personal property, and moving expenses, provided Tenant independently petitions the condemning authority for same. Notwithstanding the aforesaid, if any condemnation takes a portion of the parking area the result of which does not reduce the minimum required parking ratio below that established by local code or ordinance, this Lease shall continue in full force and effect without modification.

        19. INSURANCE. Landlord shall maintain in full force and effect policies of insurance covering the Property in an amount not less than eighty percent (80%) of the Property's "replacement cost", as such term is defined in the Replacement Cost Endorsement attached to such policy, insuring against physical loss or damage generally included in the classification of "all risk" coverage. Except as set forth below, such insurance shall be for the sole benefit of Landlord, and under Landlord's sole control.

        Tenant shall maintain in full force and effect throughout the term of-this Lease policies providing "all risk" insurance coverage protecting against physical damage (including, but not limited to, fire, lightning, extended coverage perils, vandalism, sprinkler leakage, water damage, collapse, and other special extended perils) to the extent of 100% of the replacement cost of Tenant's property and improvements, as well as broad form comprehensive or commercial general liability insurance, in an occurrence form, insuring Landlord and Tenant jointly against any liability (including bodily injury, property damage and contractual liability) arising out of Tenant's use or occupancy of the Premises, with a combined single limit of not less than $2,000,000, or for a greater amount as may be reasonably required by Landlord from time to time. All such policies shall be of a form and content satisfactory to Landlord; and Landlord, its Property Manager, any Mortgagee and PMRealty Advisors, shall be named as an additional insured on all such



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policies. All policies shall be with companies licensed to do business in the
State of California, and rated A+:XV in the most current issue of Best's Key Rating Guide. Tenant shall furnish Landlord with certificates of all policies at least ten (10) days prior to occupancy; and, Tenant shall use best efforts to assure that such policies shall provide that not less than thirty (30) days written notice be given to Landlord before any such policies are canceled or substantially changed to reduce the insurance provided thereby. All such policies shall be primary and non-contributing with or in excess of any insurance carried by Landlord. Tenant shall not do any act which may make void or voidable any insurance on the Premises or Property; and, in the event Tenant's use of the Premises shall result in an increase in Landlord's insurance premiums, Tenant shall pay to Landlord upon demand, as Additional Rent, an amount equal to such increase in insurance.

        Landlord and Tenant hereby mutually waive any and all right of recovery against one another, directly or by way of subrogation or otherwise, due to the negligence of either party, their agents or employees, for real or personal property damage occurring to the Premises, the Property, or any personal property located therein, from perils agreed to be insured against in the aforesaid policies (whether or not such insurance is actually carried). Each party shall have the affirmative duty to inform their respective insurance carriers of this Paragraph and the mutual waiver of subrogation contained herein.

        20. MORTGAGES. This Lease is subject and subordinated to any mortgages, deeds of trust or underlying leases, as well as to any extensions or modifications thereof (hereinafter collectively referred to as "Mortgages"), now of record or hereafter placed of record provided that so long as Tenant is not in default hereunder, its peaceable occupancy and use shall not be disturbed. In the event Landlord exercises its option to further subordinate this Lease, Tenant shall at the option of the holder of said Mortgage attorn to said holder. Any subordination shall be self-executing, but Tenant shall, at the written request of Landlord, execute such further assurances as Landlord deems desirable to confirm such subordination. In the event Tenant should fail or refuse to execute any instrument required under this Paragraph, within fifteen (15) days after Landlord's request, Landlord shall be granted a limited power of attorney to execute such instrument in the name of Tenant. In the event any existing or future lender, holding a mortgage, deed of trust or other commercial paper, requires a modification of this Lease which does not increase Tenant's Rent hereunder, or does not materially change any obligation of Tenant hereunder, Tenant agrees to execute appropriate instruments to reflect such modification, upon request by Landlord.

        21. LIENS. Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord. Should Tenant cause any mortgage, lien or other encumbrance (hereinafter singularly or collectively referred to as "Encumbrance") to be filed, against the Premises or the Property, Tenant shall dismiss or bond against same within 30 days after the filing thereof. If Tenant fails to remove said Encumbrance within said 30 days, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by Landlord, including reasonable attorneys fees, in removing said Encumbrance. All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at law or in equity.

        22. GOVERNMENT REGULATIONS. To the best of Landlord's knowledge, the Premises and Building comply with applicable laws as of the Commencement Date. Subject to the foregoing, Tenant, at Tenant's sole cost and expense, shall conform with all laws and requirements of any Municipal, State, or Federal, authorities now in force, or which may hereafter be in force, pertaining to its use of the Premises, as well as any requirement of Landlord's insurance carrier with respect to Tenant's use of the Premises. The judgment of any court, or an admission of Tenant in any action or proceeding at law, whether Landlord be a party thereto or not, shall be conclusive of the fact as between Landlord and Tenant. In complying with the foregoing, Tenant shall not be required to make any structural modifications to the Premises or Building unless triggered by Tenant's alterations to the Premises.

        23. NOTICES. All Rents which are required to be paid by Tenant shall be delivered to Landlord by the United States Mail, postage prepaid, at Landlord's address set forth below or other address Landlord may specify from time to time. All notices which are required to be given hereunder shall be in writing, and delivered by either (a) United States registered or certified mail, or (b) an overnight commercial package courier/delivery service with a follow-up letter sent by United States mail; and such notices shall be sent postage prepaid, addressed to the parties hereto at their respective addresses below:

                 Tenant:           ARADIGM CORPORATION
                                   3929 Point Eden Way
                                   Hayward, CA 94545
                                   Attn: CFO

                 Landlord:         WINTON INDUSTRIAL CENTER, INC.
                                   c/o PMRealty Advisors, Inc.
                                   800 Newport Center Drive, Suite 300
                                   Newport Beach, CA 92660
                                   Attn: Mr. Scott Amling

Either party may designate a different address by giving notice to the other party of same at the address set forth above. Notices shall be deemed received on the date of the return receipt. If any such notices are refused, or if the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed received on the date the notice-receipt is returned stating that the same was refused or is undeliverable at such address.

        24. PARKING. Tenant shall be liable for all vehicles owned, rented or used by Tenant or Tenant's agents and invitees in or about the Property. Tenant shall not store any equipment, inventory or other property in any trucks, nor store any trucks on the parking lot of the Property. Notwithstanding the aforesaid, in the event the Premises have access to a loading dock which exclusively services the Premises, and no other space, Tenant may store one or more of its vehicles in and about such dock area, provided such storage does not restrict truck access or maneuverability for any other tenant or person to or from any other loading dock servicing the Property. In the event the Premises have access to a loading dock which does not exclusively service the Premises, Tenant shall not park its trucks in the dock area longer than the time it takes to reasonably load or unload its trucks. In no event shall Tenant park any vehicle in or about a loading dock which exclusively services another tenant within the Property, or in a thoroughfare, driveway, street, or other area not specifically designated for parking. Landlord reserves the right to establish uniform rules and regulations for the loading and unloading of trucks upon the Property, which rules may include the right to designate specific parking spaces for tenants' use. Upon request by Landlord, Tenant shall move its trucks and vehicles if, in Landlord's reasonable opinion, said vehicles are in violation of any of the above restrictions.

        25. OWNERSHIP. Notwithstanding anything in this Lease to the contrary, the term "Landlord" as used in this Lease, shall be defined as the current owner of the Property. In the event of any transfer of the Property, the party conveying same shall thereafter be automatically released from all liability with respect to Landlord's performance of any obligations thereafter occurring or covenants thereafter to be performed. It is expressly understood and agreed that none of Landlord's covenants under this Lease are personal in nature, and that Tenant agrees to look solely to the Property for recovery of any damages for breach or non-performance of any of the obligations of Landlord hereunder.

        26. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of Eighty Thousand, Five Hundred Sixty-Three and 20/100 Dollars ($80,563.20), as security for the full and faithful performance of Tenant's obligations under this Lease. The parties agree that, unless otherwise required by law, Landlord shall not be required to keep said security deposit separate from its general funds, nor pay any interest thereon to Tenant. Such security deposit shall not be construed as an advance Rent payment, or as a measure of Landlord's damages in the event of a Default by Tenant. If Tenant should be placed in Default with respect to any provision of this Lease, Landlord may apply all or a portion of said security deposit for the payment of any sum in Default or for the payment of any amount which Landlord expends by reason of such Default. If any portion of said deposit is so applied, Tenant shall deposit with Landlord, within five
(5) days after receipt of Landlord's written demand, an amount sufficient to restore said security deposit to its original amount. Upon the expiration of this Lease, Landlord shall return said security deposit to Tenant, provided Tenant has paid to Landlord all sums owing to Landlord under this Lease, and Tenant has returned the Premises to Landlord in as good order and satisfactory condition as when Tenant took possession.

        27. ESTOPPEL CERTIFICATES. Upon Landlord's written request, Tenant shall execute and return to Landlord, within fifteen (15) days, a statement in writing certifying that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay any Rent or to perform any other covenants under this Lease, that there are no uncured Defaults of Landlord or Tenant, and setting forth the dates to which the Rent and other charges have been paid, and any other information reasonably requested by Landlord. In the event Tenant fails to return such statement within said fifteen (15) days, setting forth the above or, alternatively, setting forth those lease modifications, defenses and/or uncured Defaults, Tenant shall be in default hereunder or, at Landlord's election, it shall be deemed that Landlord's statement is correct with respect to the information therein contained. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser, mortgagee, or assignee of any mortgagee of the Property.

        28. PERSONAL PROPERTY TAXES. Tenant shall timely pay all taxes assessed against Tenant's personal property and all improvements to the Premises in excess of Landlord's standard installations. If said personal property and improvements are assessed with the property of Landlord, Tenant shall pay to Landlord an amount equal to Tenant's share of such taxes, within ten (10) days after receipt of Landlord's statement for same.

        29. BROKERAGE. The parties warrant that they have dealt with no other broker or person in connection with this transaction other than Colliers International, representing Landlord and Cornish and Carey representing Tenant. Any real estate fee due as a result of a completed transaction shall be paid for by Landlord. This provision shall survive the termination of this Lease.

        30. SEVERABILITY. In the event any provision of this Lease is invalid or unenforceable, the same shall not affect or impair the validity or enforceability of any other provision.

        31. MISCELLANEOUS. (a) In addition to the terms and conditions set forth herein, Landlord and Tenant shall be bound by those certain Rules and Regulations, set forth on Exhibit "B", attached hereto and made a part hereof.

        (b) All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though both words were used in each separate instance.

        (c) This Lease shall not be recorded by Tenant without the prior written consent of Landlord.

        (d) The paragraph headings appearing in this Lease are inserted only as a matter of convenience, and in no way define or limit the scope of any paragraph.

        (e) Except with respect to Tenant's obligation for the payment of Rent hereunder, in the event any obligation to be performed by either Landlord or Tenant is prevented or delayed due to labor disputes, acts of God, inability to obtain materials, government restrictions, casualty, or other causes beyond the control of the parties hereto, the party liable to perform such obligation shall be excused from performing same for a period of time equal to any aforesaid delay.

        (f) Submission of this Lease shall not be deemed to be an offer, or an acceptance, or a reservation of the Premises; and Landlord shall not be bound hereby until Landlord has delivered to Tenant a fully executed copy of this Lease, signed by both of the parties on the last page of this Lease in the spaces herein provided. Until such delivery, Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by Paragraph 25 of this Lease, and the first month of Base Rent as set forth in Paragraph 4 of this Lease.

        (g) All of the terms of this Lease shall extend to and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

        (h) This Lease and the parties' respective rights hereunder shall be governed by the laws of the State of California. In the event of litigation, suit shall be brought in Alameda County, California. Landlord and Tenant hereby waive any and all right to a trial by jury on any issue to enforce any term or condition of this Lease, or with respect to Landlord's right to terminate this Lease, or terminate Tenant's right of possession.

        (i) This Lease is modified and affected by the following Exhibits which are attached hereto and made a part hereof.

                 Exhibit "A": Floor Plan

                 Exhibit "B": Rules and Regulations

                 Exhibit "C": Option to Extend

        WHEREFORE, Landlord and Tenant have respectively signed and sealed this Lease the day and year first above written.

LANDLORD:                                   TENANT:

WINTON INDUSTRIAL CENTER, INC.              ARADIGM CORPORATION,

A DELAWARE CORPORATION                      A CALIFORNIA CORPORATION

By                                          By /S/  [SIGNATURE ILLEGIBLE]
  ---------------------------------           ----------------------------------

Title:                                      Title: PRESIDENT
      -----------------------------               ------------------------------

By                                          By /S/  [SIGNATURE ILLEGIBLE]
  ---------------------------------           ----------------------------------

Title:                                      Title: CFO
      -----------------------------               ------------------------------

                                  EXHIBIT "B"

                              RULES AND REGULATIONS

        Tenant agrees to comply with the following rules and regulations, and any subsequent rules or regulations which Landlord may reasonably adopt or modify from time to time. Tenant shall be bound by such rules and regulations to the same extent as if such rules and regulations were covenants of this Lease; and any non-compliance thereof shall constitute grounds for Default under this Lease. Landlord shall not be liable for the non-observance of said rules and regulations by any other tenant.

        (1) Tenant shall not use any picture or likeness of the Property in any notices or advertisements, without Landlord's prior written consent.

        (2) In the event Tenant requires any telegraph, telephone or satellite dish connections, Landlord shall have the right to prescribe additional rules and regulations regarding the same including, but not limited to, the size, manner, location and attachment of such equipment and connections.

        (3) No additional locks shall be placed upon any door of the Premises, and Tenant shall not permit any duplicate keys to be made, without the prior consent of Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises and Property.

        (4) Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, or carry on any mechanical business within the Premises. Tenant shall not use any fuel source within the Premises other than the fuel source(s) provided by Landlord.

        (5) Tenant shall not permit within the Premises any animals other than service animals; nor shall Tenant create or allow any foul or noxious gas, noise, odors, sounds, and/or vibrations to emanate from the Premises, or create any interference with the operation of any equipment or radio or television broadcasting/reception from within or about the Property, which may obstruct or interfere with the rights of other tenant(s) in the Property.

        (6) All sidewalks, loading areas, stairways, doorways, corridors, and other common areas shall not be obstructed by Tenant or used for any purpose other than for ingress and egress. Landlord retains the right to control all public and other areas not specifically designated as the Premises, provided nothing herein shall be construed to prevent access to the Premises or the common areas of the Property by Tenant or Tenant's invitees.

        (7) Tenant shall not install any window treatments other than existing treatments or otherwise obstruct the windows of the Premises without Landlord's prior written consent.

        (8) After business hours, Tenant shall lock all doors and windows of the Premises which enter upon any common areas of the Property; and Tenant shall be liable for all damages sustained by Landlord or other tenants within the Property resulting from Tenant's default or carelessness in this respect.

        (9) Any person(s) who shall, be employed by Tenant for the purpose of cleaning the Premises shall be employed at Tenant's cost. Tenant shall indemnify and hold Landlord harmless from all losses, claims, liability, damages, and expenses for any injury to person or damage to property of Tenant, or third persons, caused by Tenant's cleaning contractor.

        (10) Tenant shall not canvass or solicit business, or allow any employee of Tenant to canvass or solicit business, from other tenants in the Property, unless the same is within the scope of Tenant's normal business.

        (11) Landlord reserves the right to place into effect a "no smoking" policy within all or selected portions of the common areas of the Property, wherein Tenant, its agents, employees and invitees shall not be allowed to smoke. Tenant shall not be allowed to smoke in any common stairwells, elevators or bathrooms; nor shall Tenant dispose of any smoking material including, without limitation, matches, ashes and cigarette butts on the floors of the Property, about the grounds of the Property, or in any receptacle other than a specifically designated receptacle for smoking.

                                    EXHIBIT A

                                    PREMISES


                                     [IMAGE]

                                   Exhibit "C"

                                OPTION TO EXTEND

A. Tenant shall have the right, at its option, to extend the term of this Lease for two periods of five (5) years, provided that (i) Tenant is current with respect to all of its monetary obligations under this lease and no default exists with respect to any of its non-monetary obligations hereunder, both at the time of the exercise of the option and at the commencement of the option period, (ii) Tenant gives Landlord written notice of its intent to extend the term of this Lease for the two (2) additional five (5) year periods at least nine (9) months before the end of the initial Lease term or the first Option Term, and (iii) during the initial term of this Lease, Tenant has not been late with any rent payment three (3) or more times (a rental payment shall be considered late for purposes of this option if it is received by Landlord on or after the fifth calendar day of the month and Tenant has received notice from Landlord that it is late). These options to extend are personal to Tenant and may not be exercised by any assignee of Tenant, other than an Permitted Transferee, even if Landlord has consented to the assignment (from Tenant to the assignee). Both five (5) year extended teams shall be governed by all of the provisions of this Lease applicable to the initial term, except that the monthly Base Rent for said extended term shall be an amount based on "Current Market Rent" as defined and described below.

B. "Current Market Rent" will be the prevailing market rent (including reimbursements of operating expenses and of property taxes and other periodic rental adjustments) per square foot per month as of the date which is six months prior to the expiration of the initial Lease Term for comparable space at Winton Industrial Center and for a comparable (to both five (5) year extended terms) lease term. If there is no such comparable space at The Project being offered to prospective tenants for a comparable lease term, the Current Marker Rent shall be based upon the then current (i.e., six months prior to the expiration of the initial Lease term) prevailing market rent (including reimbursements of operating expenses and of property taxes, as well as other periodic rental adjustments) for comparable space and lease term in projects comparable to the Project in the Hayward area. Regardless of whether the proposed new monthly base rent (to be charged for the Premises during both five (5) year extended terms) is based upon the prevailing market rent for comparable space and lease term at the Project, or based upon the prevailing market rent for comparable leases in comparable buildings in the aforementioned market area, items 1-5 below shall apply (in either instance):

        1. In determining "comparable space", the particular location in the Project shall be relevant.

        2. Charges for parking will be taken into consideration in determining Current Market Rent.

        3. In no event will rent which has not been set or adjusted during the immediately preceding twelve months be considered "prevailing" or "current".

        4. Notwithstanding anything herein contained to the contrary, in no event shall the new monthly base rent for both five (5) year extended terms be less than the monthly base rent for the last year of the Lease term.

        5. Landlord shall notify Tenant (in writing) of the proposed new monthly Base Rent (as well as any periodic rental adjustments during both five (5) year extended terms) and the applicable reimbursement of operating expenses and property taxes for said extended term at least ninety (90) days prior to the commencement of said extended term. Unless Tenant objects in writing within fifteen days after its receipt of such notice, the amount stated in such notice as the proposed new monthly Base Rent (plus any periodic rental adjustments) and the proposed reimbursements of operating expenses and property taxes (all as stated in such notice) shall be deemed to be the new monthly base rent and periodic adjustments for the five (5) year extended term.

C. If Tenant timely objects to Landlord's proposal, the new monthly Base Rent for both five (5) year extended terms shall be determined as follows:

        1. In its letter objecting to Landlord's proposal, Tenant shall nominate an MAI appraiser of its choice, and promptly after its receipt of such letter, Landlord will notify Tenant of its choice (as Landlord's MAI appraiser).

        2. Tenants and Landlord's appraisers (both of whom must be familiar with commercial real estate values in the aforementioned relevant market area) shall attempt to jointly determine the Current Market Rent, and (if they agree) shall send a joint notice to both Landlord and Tenant, specifying such Current Market Rent, not later than forty-five days after Landlord's receipt of Tenant's aforementioned letter, (objecting to Landlord's proposal and nominating Tenant's MAI appraiser).

        3. If the MAI appraisers cannot agree on the Current Market Rent within such forty-five day period, each of the two appraisers shall select a third independent MAI appraiser within fifteen days. The third MAI appraiser will review the findings of the ocher two appraisers and make a determination as to Current Market Rent within thirty days.

        4. The Current Market Rent determined under each either sub-paragraph C(2) or C(3) shall become the basis for computing the new monthly Base Rent for the Premises for relevant five (5) year extended term.

        5. Landlord and Tenant shall each be responsible for the fees and costs of its own appraiser and will share equally in the cost of the third appraiser, if needed.

D. The new monthly Base Rent for the applicable five (5) year extended term, as determined pursuant to either Paragraph B or Paragraph C above, shall thereafter fee paid by Tenant on a monthly basis in accordance with Paragraph 4 of this Lease, plus any other periodic rental adjustments, reimbursements (for operating expenses and property taxes) acid parking charges as otherwise provided herein.

                                           Landlord's Initials
                                                                  ------------

                                                                  ------------


                                           Tenant's Initials  /s/ [ILLEGIBLE]
                                                                  ------------

                                                                  ------------